EXHIBIT 21.1

SUBSIDIARIES OF YAHOO! INC.

Name	Jurisdiction of Incorporation	Percent Ownership if Less Than 100%

Yahoo! UK Limited	United Kingdom	70%
Yahoo! Holdings Limited	United Kingdom
Yahoo! France SAS	France	70%
Yahoo! (Deutschland) GmbH	Germany	70%
Yahoo! TY Ltd	Singapore
Yahoo! Switzerland GmbH	Switzerland
Yahoo! Danmark ApS	Denmark
Yahoo! Norway AS	Norway
Yahoo! Sverige AB	Sweden
Yahoo! Korea Corporation	Korea	67%
Yahoo! Media SL	Spain
Yahoo! Holdings Ltd. (Hong Kong)	Hong Kong
Yahoo! Do Brasil Internet Ltda	Brazil
Yahoo! de Mexico, S.A. de C.V.	Mexico
Yahoo! Australia and NZ PTY Ltd.	Australia
Yahoo Japan Corporation	Japan	34%
Yahoo! Canada Co.	Canada Co.
Yahoo! de Argentina S.R.L.	Argentina
Yahoo! Europe International LLC	Cayman Islands
Yahoo! International Holdings L.L.C	Cayman Islands
Yahoo! Europe Subsidiary Holdings Limited	United Kingdom
Yahoo! Italia S.R.L.	Italy
Yahoo! Web Services India Private Limited	India
Yahoo! Cayman Islands (Asia) Holdings Limited	Cayman Islands
Yahoo! Asia (China) Holdings Limited	British Virgin Islands
Yahoo! China Holding Company Limited	British Virgin Islands
Yahoo! Netherlands BV	Netherlands
Yahoo! (Shanghai) International Technology Co. Ltd	Hong Kong
E-Com Management N.V.	Netherlands, Antilles
eGroups GmbH	Germany
Sold,com.au Pty Limited	Australia
eGroups International Ltda.	Brazil
eGroups International (Canada) Inc.	Canada
Yahoo! International Branch Holdings, Inc.	California
Yahoo! International Subsidiary Holdings, Inc.	California
Yahoo! Europe International LLC	Delaware	70%
Yahoo! International Acquisition Holdings, Inc.	Delaware
Indigo Acquisition Corporation	California
Futuretouch Corporation	California
Broadcast.com	Delaware
Simple Network Communications, Inc.	California
NetRoadshow, Inc.	Georgia
Yalge Network	Korea	25%
Innovative Systems Services Group, Inc.	California
Arthas.com, Inc.	Delaware
Vivasmart, Inc.	Delaware

eGroups, Inc.	Delaware
EGroups International, Inc	Delaware
Kimo.com (Cayman Corporation)	Cayman Islands
Kimo.com.hk.Limited	Hong Kong
Yahoo! Taiwan, Inc.	Taiwan
eGroups International (Thailand) Company Limited	Thailand
Launch Media, Limited	United Kingdom
Launch Media, Inc.	Delaware
Ivy Acquisition Corp.	Georgia
Launch Networks, Inc.	Delaware
Launch Radio Networks, Inc.	Delaware
ONElist, Inc.	California
HotJobs.com, Ltd.	Delaware
BRANCHES OF YAHOO! INC.
Name	Jurisdiction of Registration

Yahoo! International Branch Holdings, Inc.	Taiwan
Yahoo! International Branch Holdings, Inc.	Hong Kong
eGroups, International Inc.	Malaysia
eGroups, International Inc.	Netherlands
eGroups, International Inc.	UK
eGroups, International Inc.	Sweden